Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Ouster, Inc., as the successor to Colonnade Acquisition Corp. of our report dated December 22, 2020 relating to the financial statements of Ouster, Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-4 of Ouster, Inc., as the successor to Colonnade Acquisition Corp. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 10, 2021

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